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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT



         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 30, 1999, is by and among Comm/Net Holding Corporation, a Texas corporation ("Comm/Net Holding"), Gregory A. Somers, Kelli J. Somers, R. Scott Birdwell, Teleplus Telecommunications, Inc., an Iowa corporation, Chris Johns, Jeff Becker and Michael Billingsly (collectively, the "Stockholders"), and World Access, Inc., a Delaware corporation ("WAXS").

         WHEREAS, pursuant to an Agreement and Plan of Reorganization, dated May 27, 1999 (the "Reorganization Agreement"), between WAXS, WA Telcom Products Co., Inc., a Delaware corporation and wholly-owned subsidiary of WAXS ("Buyer"), the Stockholders, Enhanced Communications Corporation ("Encom"), Long Distance Exchange Corporation ("LDEC"), Comm/Net Services Corporation ("Comm/Net Services") and Denny D. Somers, Buyer will acquire certain of the assets (the "Assets") of Comm/Net Holding, Encom, LDEC and Comm/Net Services;

         WHEREAS, the Reorganization Agreement provides that a form of consideration to be paid to Comm/Net Holding for the Assets shall include shares of 4.25% Cumulative Junior Convertible Preferred Stock, Series B of WAXS (the "Preferred Stock"), which are convertible into shares of WAXS common stock, par value $.01 per share ("WAXS Stock"), pursuant to the terms of the Certificate of Designation setting forth the rights and preferences of the Preferred Stock;

         WHEREAS, promptly following the consummation of the transactions contemplated by the Reorganization Agreement, Comm/Net Holding will liquidate and dissolve as a corporation and distribute to the Stockholders all of its remaining assets (including the Preferred Stock); and

         WHEREAS, in the event that the shares of Preferred Stock held by the Stockholders are converted into shares of WAXS Stock, WAXS has agreed to grant to the Stockholders certain rights with respect to the sale of the Stockholders' Registrable Securities (as defined below) in accordance with the terms of this Agreement;

         NOW THEREFORE, for and in consideration of the premises, the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following initially capitalized terms shall have the following meanings:

                  (a) "Affiliate" means, with respect to any person, any other person who, directly or indirectly, is in control of, is controlled by or is under common control with such person.

                  (b) "Holder(s)" means the Stockholders who are holders of Registrable Securities.

                  (c) "Registrable Securities" means the shares of WAXS Stock issued to the Stockholders upon the conversion of shares of Preferred Stock held by the Stockholders, any stock or other securities into which or for which such shares of WAXS Stock may hereafter be changed, converted


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or exchanged, and any other securities issued to the Holders of such shares of
WAXS Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events; provided that any such securities shall cease to be Registrable Securities if (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144 (as defined below),
(iii) the rights and obligations related thereto under this Agreement shall have been transferred in violation of Section 9, or (iv) at any time the total number of Registrable Securities held by the Holder may then be distributed by the Holder in one transaction pursuant to Rule 144.

                  (d) "Registration Expenses" means all reasonable expenses incurred by WAXS in connection with any registration of Registrable Securities pursuant to this Agreement including, without limitation, the following: (i) SEC filing fees; (ii) the fees, disbursements and expenses of WAXS's counsel(s) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (iii) all expenses of WAXS and its agents and representatives in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of a reasonable number of copies thereof to any Holders, underwriters and dealers and all actual expenses incidental to delivery of the Registrable Securities; (iv) the cost of producing blue sky memoranda (but specifically not including legal investment or foreign blue sky memoranda); (v) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; (vii) the expenses of WAXS's transfer agent and registrar appointed in connection with such offering; (viii) all engraving and printing expenses for the WAXS securities being offered; and (ix) all fees and expenses payable in connection with the listing of the Registrable Securities on each securities exchange or inter-dealer quotation system on which a class of common equity securities of WAXS is then listed.

                  (e) "Rule 144" means Rule 144 promulgated under the Securities Act (as defined below), or any successor rule to similar effect.

                  (f) "SEC" means the United States Securities and Exchange Commission.

                  (g) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         2.       DEMAND REGISTRATION.

                  (a) At any time following the date of this Agreement and upon written notice from a Holder or Holders of at least 51% of the Registrable Securities in the manner set forth in Section 10(h) hereof requesting that WAXS effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder as described in Section 2(b) (which notice shall specify the intended method or methods of disposition of such Registrable Securities), WAXS shall use its reasonable best efforts to effect, in the manner set forth in Section 5, the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request; provided that:


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                      (i)   if, prior to receipt of a registration request
         pursuant to this Section 2(a), WAXS had commenced a financing plan and held or identified a date to hold a formal "all hands" meeting with outside advisors, including an underwriter if such financing plan is an underwritten offering, and, in the good faith business judgment of WAXS's underwriter (or outside advisors, if no underwriter), a registration at the time and on the terms requested could materially and adversely affect or interfere with such financing plan of WAXS or its subsidiaries (a "Transaction Blackout"), WAXS shall not be required to effect a registration pursuant to this Section 2(a) until the earliest of (A) the abandonment of such offering or (B) sixty (60) days after the termination of such offering; provided that WAXS shall only be permitted to delay a requested registration under this Section 2(a), whether in reliance on this subsection (i) or on subsection (ii) below, twice during the term of this Agreement.

                      (ii) if, while a registration request is pending pursuant to this Section 2(a), WAXS has determined in good faith that
         (A) the filing of a registration statement could jeopardize or delay any contemplated material transaction other than a financing plan involving WAXS or would require the disclosure of material information that WAXS had a bona fide business purpose for preserving as confidential; or (B) WAXS then is unable to comply with SEC requirements applicable to the requested registration (notwithstanding its reasonable best efforts to so comply), WAXS shall not be required to effect a registration pursuant to this Section 2(a) until the earlier of (A) the date upon which such contemplated transaction is completed or abandoned or such material information is otherwise disclosed to the public or ceases to be material or WAXS reasonably is able to so comply with applicable SEC requirements, as the case may be, and (B) thirty (30) days after WAXS makes such good-faith determination; provided that WAXS shall only be permitted to delay a requested registration under this Section 2(a), whether in reliance on this subsection (ii) or on subsection (i) above, twice during the term of this Agreement.

                      (iii) WAXS shall not be obligated to file more than one (1) registration statement under the Securities Act relating to a registration request pursuant to this Section 2(a) and shall not be obligated in any event if such registration request is for a number of Registrable Securities which have an aggregate market value less than $1 million. If such request shall be for an underwritten offering, such request must be for a number of Registrable Securities which have an aggregate market value of at least $5 million.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, a registration requested by a Holder pursuant to this Section 2 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 2(a): (A) if it is withdrawn based upon material adverse information relating to WAXS that is different from the information (x) known to the Holder requesting registration at the time of their request for registration, or (y) promptly disclosed by WAXS to the Holder at the time of their request for registration; (B) if, when effective, it includes fewer than ninety (90%) percent of the number of shares of Registrable Securities which were the subject matter of the request; (C) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder and, as a result thereof, less than ninety (90%) percent of the Registrable Securities requested to be registered can be completely distributed in accordance with the plan of distribution set forth in the related registration statement.

                  (c) In the event that any registration pursuant to this
Section 2 shall involve, in whole or in part, an underwritten offering, WAXS shall have the right to designate the underwriter or underwriters, including the lead managing underwriter of such underwritten offering.


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                  (d) Holders other than the Holder initiating the demand
pursuant to Section 2(a) and holders of other registrable securities with the right to participate in a WAXS registration statement shall have the right to include their shares of Registrable Securities or other registrable securities, as the case may be, in any registration pursuant to Section 2(a). In connection with those registrations in which multiple Holders or holders of other registrable securities with the right to participate in such registration ("piggy-back rights holders") participate, in the event the facilitating broker/dealer or, in an underwritten offering, the lead managing underwriter advises that marketing factors require a limitation on the number of shares to be sold, the number of shares to be included in the sale or underwriting and registration shall be allocated pro rata among the Holders and the holders seeking registration pursuant to piggy-back registration rights otherwise granted by WAXS on the basis of the estimated proceeds from the sale of the securities covered by such registration.

                  (e) WAXS shall have the right to cause the registration of additional securities for sale for the account of WAXS in any registration of Registrable Securities requested by a Holder pursuant to Section 2(a) which involves an underwritten offering; provided that WAXS shall not have the right to cause the registration of such additional securities if such Holder is advised in writing (with a copy to WAXS) by the lead managing underwriter designated pursuant to Section 2(c) that, in such firm's good faith opinion, registration of such securities in addition to those securities included pursuant to Sections 2(a)-(d) hereof would materially adversely affect the offering and sale of the Registrable Securities then contemplated by such Holder.

         3. PIGGY-BACK REGISTRATION. At any time during the term of this Agreement if WAXS proposes to register any of its WAXS Stock or any other of its common equity securities (but not including debt instruments or preferred stock convertible into its common equity securities) (collectively, "Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to each Holder of its intention to do so at least ten (10) days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder, made no later than 5:00 p.m. Dallas, Texas time on the fifth (5th) day after the receipt of WAXS's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), WAXS shall use its reasonable best efforts to effect, in the manner set forth in Section 5, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which WAXS has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided that:

                  (a) if at any time after giving written notice of its intention to register any securities and prior to the effective date of such registration, WAXS shall determine for any reason not to register or to delay registration of such securities, WAXS may, at its election, give written notice of such determination to the Holder and, thereupon, (A) in the case of a determination not to register, WAXS shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (B) in the case of a determination to delay such registration, WAXS shall be permitted to delay registration of any Registrable Securities requested to be included in such registration for the same period as the delay in registering such Other Securities;

                  (b) if the registration referred to in the first sentence of this Section 3 is to be an underwritten registration, and the managing underwriter advises WAXS in writing that, in such firm's


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opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, WAXS shall include in such registration: (1) first, all securities WAXS proposes to sell for its own account ("WAXS Securities") if WAXS Securities are proposed to be included in such registration, (2) second, up to the full number of Registrable Securities in excess of the number or dollar amount of WAXS Securities, which, in the good faith opinion of such managing underwriter, can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Registrable Securities, allocated among the Holders of such Registrable Securities and holders (other than WAXS) of Other Securities to be included in such registration pursuant to agreements with WAXS ("Other Holders") pro rata on the basis of the net proceeds from the sale thereof), and (3) third, all other securities proposed to be registered. Notwithstanding any other provision in this Agreement to the contrary, WAXS shall not be required to include Registrable Securities in any registration statement if the inclusion of such Registrable Securities would violate the provisions of any agreements or arrangements pursuant to which such registration is being effected or entered into in connection with such registration;

                  (c) WAXS shall not be required to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, dividend reinvestment plans or stock option or award or other executive or employee benefit or compensation plans; and

                  (d) no registration of Registrable Securities effected under this Section 3 shall relieve WAXS of its obligation to effect a registration of Registrable Securities pursuant to Section 2 hereof.

         4. EXPENSES. WAXS agrees to pay all Registration Expenses with respect to an offering pursuant to Section 2 and Section 3 hereof (but not any fees or expenses of counsel to any Holder or the Holders or commissions or underwriting discount in connection with an offering which shall be the expense of the Holder(s)).

         5. REGISTRATION AND QUALIFICATION. If and whenever WAXS is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3 hereof, WAXS shall:

                  (a) prepare and file a registration statement under the Securities Act relating to the Registrable Securities to be offered as soon as practicable, but in no event later than forty-five (45) days (ninety (90) days if the applicable registration form is other than Form S-3) after the date notice is given, and use its reasonable best efforts to cause the same to become effective as promptly as practicable;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for thirty (30) days (or, in the case of an underwritten offering, such shorter time period as the underwriters may require);

                  (c) furnish to the Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Holders or such underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other


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governmental agency or self-regulatory body or other body having jurisdiction
(including any domestic or foreign securities exchange) relating to such offering;

                  (d) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such United States jurisdictions as the Holders or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided that WAXS shall not for any such purpose be required to register or qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) in connection with any underwritten offering, (i) use its reasonable best efforts to furnish an opinion of counsel for WAXS addressed to the underwriters and each Holder of Registrable Securities included in such registration (each a "Selling Holder") and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its reasonable best efforts to furnish a "cold comfort" letter addressed to each Selling Holder, if permissible under applicable accounting practices, and signed by the independent public accountants who have audited WAXS's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                  (f) immediately notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2 or 3 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) at the request of the Selling Holders, subject to
Section 4 hereof, prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (g) list all such Registrable Securities covered by such registration on each national securities exchange and United States inter-dealer quotation system on which a class of common equity securities of WAXS is then listed, with expenses in connection therewith to be paid in accordance with
Section 4 hereof; and

                  (h) furnish unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters with expenses therewith to be paid in accordance with Section 4 hereof.


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         6.       UNDERWRITING, DUE DILIGENCE.

                  (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, WAXS shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by WAXS and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 7 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5(e) hereof. The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, WAXS to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by the Selling Holders on whose behalf the Registrable Securities are to be distributed as are customarily contained in underwriting agreements with respect to secondary distributions. Selling Holders may require that any additional securities included in an offering proposed by a Holder be included on the same terms and conditions as the Registrable Securities that are included therein.

                  (b) In the event that any registration pursuant to Section 3 shall involve, in whole or in part, an underwritten offering, WAXS may require the Registrable Securities requested to be registered pursuant to Section 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration. If requested by the underwriters for such underwritten offering, the Selling Holders on whose behalf the Registrable Securities are to be distributed shall enter into an underwriting agreement with such underwriters, such agreement to contain such representations and warranties by the Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 7 hereof. Such underwriting agreement shall also contain such representations and warranties by WAXS and such other person or entity for whose account securities are being sold in such offering as are customarily contained in underwriting agreements with respect to secondary distributions.

                  (c) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, WAXS shall give, subject to all parties executing confidentiality agreements with WAXS on terms reasonably acceptable to WAXS, the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of WAXS with its officers and the independent public accountants who have certified WAXS's financial statements as shall be necessary, in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         7.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the case of each offering of Registrable Securities made pursuant to this Agreement, WAXS agrees to indemnify and hold harmless each Holder, its officers and directors, managers and members, as the case may be, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any


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amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that WAXS shall not be liable to a particular Holder in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to WAXS in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which WAXS may otherwise have to each Holder, its officers and directors, members and managers, as the case may be, underwriters of the Registrable Securities or any controlling person of the foregoing; provided, further, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

                  (b) In the case of each offering made pursuant to this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless WAXS, its officers, directors, agents and Affiliates and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities Act), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact relating to the Holder required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact relating to the Holder is omitted from, information relating to such Holder furnished in writing to WAXS by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein). The foregoing indemnity is in addition to any liability which such Holder may otherwise have to WAXS, or any of its directors, officers or controlling persons; provided, however, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent to or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the


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written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

                  (c) Procedure for Indemnification. Each party indemnified under paragraph (a) or (b) of this Section 7 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 7, except to the extent the indemnifying party was prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each indemnified party, its officers and directors, if any, and each person, if any, who controls such indemnified party within the meaning of the Securities Act, shall have the right to employ separate counsel reasonably approved by the indemnifying party to represent them if the named parties to any action (including any impleaded parties) include both such indemnified party and an indemnifying party or an affiliate of an indemnifying party, and such indemnified party shall have been advised by counsel either (i) that there are one or more legal defenses available to such indemnified party that are different from or additional to those available to such indemnifying party or such affiliate or (ii) a conflict may exist between such indemnified party and such indemnifying party or such affiliate, and in that event the fees and expenses of one such separate counsel for all such indemnified parties shall be paid by the indemnifying party. An indemnified party will not enter into any settlement agreement which is not approved by the indemnifying party, such approval not to be unreasonably withheld. The indemnifying party may not agree to any settlement of any such claim or action which provides for any remedy or relief other than monetary damages for which the indemnifying party shall be responsible hereunder, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof. In all instances, the indemnified party shall cooperate fully with the indemnifying party or its counsel in the defense of each claim or action.

         If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in WAXS. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. RULE 144. WAXS shall take such measures and timely file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 and to remain in compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         9. TRANSFER OF REGISTRATION RIGHTS. A Holder may not transfer all or any portion of its rights and obligations under this Agreement to any transferee without the prior written consent of WAXS, which consent shall not be unreasonably withheld.

         10.      MISCELLANEOUS.

                  (a) Injunctions. Each party acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which such party may be entitled at law or in equity.

                  (b) Severability. If any term or provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties shall use its best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                  (c) Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                  (d) Waivers, etc. No failure or delay on the part of either party (or the intended third-party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by an authorized officer of each of the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (e) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof. The paragraph headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.

                  (f) Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

                  (g) Amendment. This Agreement may be amended only by a written instrument duly executed by an authorized officer of each of WAXS and the Holders of at least 51% of the Registrable Securities.

                  (h) Notices. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received; provided that such notice or other communication is mailed in accordance with clause (ii) hereof or (iv) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent:

                      if to the Stockholders:

                      Comm/Net Holding Corporation
                      2301 Ohio Drive, Suite 285
                      Plano, Texas 75093
                      Attention:  Gregory A. Somers


                      with a copy to:

                      B. Bruce Johnson
                      5550 LBJ Freeway, Suite 550
                      Dallas, Texas 75240


                      if to WAXS to:

                      World Access, Inc.
                      945 E. Paces Ferry Road, Suite 2200
                      Atlanta, Georgia 30326
                      Attn: W. Tod Chmar
                      with a copy to:

                      Long Aldridge & Norman LLP
                      303 Peachtree Street
                      Suite 5300
                      Atlanta, Georgia 30308
                      Attn: H. Franklin Layson, Esq.

                  (i) Governing Law. This Agreement is executed by WAXS in, and shall be construed in accordance with and governed by the laws of the State of Georgia without giving effect to the principles of conflicts of laws thereof.

                  (j) Term. This Agreement shall be effective as to each Stockholder that is a party to this Agreement upon the issuance of any Registrable Securities to such Stockholder and shall remain in full force and effect until there are no Registrable Securities outstanding or until terminated by the mutual agreement of WAXS and the Holders of at least 51% of the Registrable Securities.

                  (k) Assignment. Without the prior written consent of WAXS (which consent shall not be unreasonably withheld), the Stockholders may not assign their rights, duties or obligations hereunder or any part thereof to any other person or entity. WAXS may assign its rights and duties hereunder in whole or in part to one or more entities but if it does so, it shall remain liable for all of its obligations hereunder. This Agreement, and all of the obligations hereunder, shall be binding upon and enforceable against all permitted assigns and transferees.













                            [Signatures on next page]

                  IN WITNESS WHEREOF, the Stockholders and WAXS have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.

                                   STOCKHOLDERS:

                                   COMM/NET HOLDING CORPORATION


                                   By: /s/ Gregory A. Somers
                                      -----------------------------------------
                                   Name:   Gregory A. Somers
                                        ---------------------------------------
                                   Title:  President
                                         --------------------------------------

                                     /s/ Gregory A. Somers
                                   --------------------------------------------
                                   Gregory A. Somers

                                     /s/ Kelli J. Somers
                                   --------------------------------------------
                                   Kelli J. Somers


                                     /s/ R. Scott Birdwell
                                   --------------------------------------------
                                   R. Scott Birdwell


                                     /s/ Chris Johns
                                   --------------------------------------------
                                   Chris Johns


                                     /s/ Jeff Becker
                                   --------------------------------------------
                                   Jeff Becker


                                     /s/ Michael Billingsley
                                   --------------------------------------------
                                   Michael Billingsley


                                   TELEPLUS TELECOMMUNICATIONS, INC.

                                   By:  /s/ Denny D. Somers
                                      -----------------------------------------
                                   Name:    Denny D. Somers
                                        ---------------------------------------
                                   Title:   President
                                         --------------------------------------

                                   WAXS:

                                   WORLD ACCESS, INC.

                                   By:  /s/ W. Tod Chmar
                                      -----------------------------------------
                                   Name:    W. Tod Chmar
                                        ---------------------------------------
                                   Title:   Executive V.P.
                                         --------------------------------------